UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 4, 2007

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  651-293-2233

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Ecolab’s Annual Meeting of Stockholders was held on May 4, 2007.  A copy of the News Release issued by Ecolab in connection with this report under Item 8.01 is attached as Exhibit (99)A and incorporated herein by reference.

At the meeting, 92.17% of the outstanding shares of our voting stock were represented in person or by proxy.  The first proposal voted upon was the election of four Class III Directors for a term ending at the annual meeting in 2009. The four persons nominated by our Board of Directors received the following votes and were elected:

Name	For	Withheld
Richard U. De Schutter	226,837,186	2,952,119
Joel W. Johnson	221,930,899	7,858,406
Beth M. Pritchard	226,445,020	3,344,285
Hans Van Bylen	222,771,951	7,017,354

In addition, the terms of office of the following directors continued after the meeting:  Class I Directors for a term ending in 2008 — Douglas M. Baker, Jr.,  Stefan Hamelmann, Jerry W. Levin, and Robert L. Lumpkins; and Class II Directors for a term ending in 2009 - Leslie S. Biller, Jerry A. Grundhofer, Kasper Rorsted and John J. Zillmer.

The second proposal voted upon was the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2007.

The proposal received the following votes and was ratified:

For	Against	Abstain	Broker Non-Votes
223,187,739	5,432,929	1,168,637	0

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	(99)A.	Ecolab Inc. News Release dated May 4, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: May 7, 2007	By:	/s/Sarah Z. Erickson
By: Sarah Z. Erickson
Its: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)A	Ecolab Inc. News Release dated May 4, 2007.	Filed herewith electronically.